UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 4, 2014

HESS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	No. 1-1204	No. 13-4921002
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1185 Avenue of the Americas
New York, New York 10036
(Address of Principal Executive Office) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 997-8500

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Annual Cash Incentive Plan

The Compensation and Management Development Committee (the “Committee”) of the Board of Directors of Hess Corporation (the “Company”), at its regular meeting on March 4, 2014, approved a new Annual Cash Incentive Plan (the “Plan”) for all of the Company’s full-time employees worldwide, including the Company’s chief executive officer, chief financial officer and three most highly compensated executive officers (other than the chief executive officer and chief financial officer) (the “Named Executive Officers”). The Plan replaced the Company’s Annual Cash Bonus Plan for the fiscal year beginning January 1, 2014. The Plan is consistent with the Company’s transformation into a focused pure-play exploration and production (“E&P”) company and is intended to promote better alignment of pay and performance and an enhanced focus on creating long-term stockholder value.

Payout on awards is determined based on attainment of enterprise level metrics and individual performance. There are six enterprise metrics, each with pre-defined threshold, target and maximum performance goals:

•           Safety;
•           Proved reserve additions;
•           Production;
•           Controllable operated cash costs;
•           E&P Capital and exploratory spend; and
•           Cash return on capital employed.

The Committee establishes annual incentive targets for each Named Executive Officer based upon position, responsibilities and competitive practice.

Payout for the Named Executive Officers may range from 0% to 175% of target based on attainment of the enterprise metrics.  A multiplier may adjust the bonus down to 0% or up by an additional 25% (capped at 200%) of target based on individual performance compared with individual pre-defined goals established at the beginning of the fiscal year. This results in an increased weighting on formulaic enterprise results and a decreased weighting on individual results compared with the prior Annual Cash Bonus Plan.

Long Term Incentive Program

On March 4, 2014, the Committee approved changes to its long term incentive program for awards made in 2014. Previously, the value of awards under the program were 50% in the form of performance share units (PSUs) and 50% in the form of restricted stock. For 2014, for the Named Executive Officers, the Committee decreased the value of the restricted stock component to 20%, increased the PSU component to 60% and re-introduced a stock option component of 20%.  This change increased the performance-based components of the Company’s long term incentive awards from 50% to 80% in value, which the Committee believes will further reinforce alignment of interests of senior management and stockholders.

The Committee also revised the Company’s peer group to better reflect the Company’s size and strategy after its transformation into a pure play E&P company. Payouts on the PSUs awarded in 2014 will be determined based on the Company’s total shareholder return (“TSR”) for the three-year performance period ending December 31, 2016 compared to the TSR of 11 peer companies over the same period. The eleven peer companies are: Anadarko Petroleum Corporation, Apache Corporation, Chesapeake Energy Corporation, ConocoPhillips, Devon Energy Corporation, EOG Resources, Inc., Marathon Oil Corporation, Murphy

Oil Corporation, Noble Energy, Inc., Occidental Petroleum Corporation and Talisman Energy Inc. Payouts will range from 0 percent to 200 percent of the target award based on the schedule below:

TSR Ranking	Percentage of Performance Shares Earned

1st	200%
2nd	200%
3rd	175%
4th	150%
5th	125%
6th	100%
7th	83%
8th	66%
9th	50%
10th	0%
11th	0%
12th	0%

If the Company’s total shareholder return for the performance period is negative, the percentage of PSUs earned may not exceed 100% of target.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 10, 2014

HESS CORPORATION

By:	/s/ Timothy B. Goodell

Name:	Timothy B. Goodell
Title:	Senior Vice President and General Counsel